================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          MONRO MUFFLER BRAKE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            MONRO MUFFLER BRAKE, INC.

                              200 HOLLEDER PARKWAY

                            ROCHESTER, NEW YORK 14615

                                 ---------------

                           NOTICE OF ANNUAL MEETING OF

                             SHAREHOLDERS TO BE HELD

                                 AUGUST 7, 2000

                                 ---------------


To the Shareholders of
MONRO MUFFLER BRAKE, INC.

         The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 7, 2000, commencing at 10 a.m., for the following purposes:


         1. to elect five directors to Class 1 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2002 annual meeting of shareholders;

         2. to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending March 31, 2001; and

         3. to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


         Only shareholders of record at the close of business on Monday, June 19, 2000, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                             /s/ Robert W. August
                                             --------------------
                                             Robert W. August
                                             Secretary

Rochester, New York
July 3, 2000

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 7, 2000

                                 ---------------

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 7, 2000, commencing at 10 a.m., or at any adjournment or postponement thereof.

         A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, and for the ratification of the re-appointment of independent auditors as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 6, 2000.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on Thursday, June 1, 2000 will be entitled to vote. At such date, the Company had outstanding 8,201,801 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

         The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the ratification of the appointment of auditors, or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 1) and at the 2001 annual meeting of shareholders (Class 2). The five Class 1 directors are proposed for re-election at the Annual Meeting.

CURRENT NOMINEES

         It is proposed to elect at the Annual Meeting five persons to Class 1 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2002 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

         The following summarizes biographical information for the Class 1 directors, each of whom is nominated for re-election:

         Burton S. August, 85, was elected to the Board of Directors in May 1969. He was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

         Robert W. August, 48, was elected to the Board of Directors in July 1982. He has been Senior Vice President - Store Support since October 1996 and Secretary since July 1984. Mr. August was Senior Vice President - Marketing from May 1992 through October 1996, Vice President - Marketing from July 1989 to May 1992, Executive Vice President from 1984 through July 1989, and has worked for Monro in various other capacities since 1968. Mr. August is a director of ACM Medical Laboratory, Inc.

         Donald Glickman, 67, was elected to the Board of Directors in July 1984. He is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1992. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Lehman Brothers (Shearson Lehman Hutton, Inc.) Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Burke Industries, Inc., MacNeal Schwendler Corporation, General Aluminum Corporation and SDI, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of Elgar Electronics.

         Lionel B. Spiro, 61, was elected to the Board of Directors in August 1992. He was the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded Charrette Corporation in 1964.

         W. Gary Wood, 49, was elected to the Board of Directors in February 1993. Mr. Wood currently is an independent business owner with operations in computer services and specialty manufacturing. He was a principal with Deloitte & Touche (in Michigan), an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, and has extensive experience in retail strategy and operations.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

         The following summarizes biographical information for each of the continuing Class 2 directors:

         Charles J. August, 81, was elected to the Board of Directors in February 1959. He founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

         Frederick M. Danziger, 60, was elected to the Board of Directors in July 1984. He is President of Griffin Land & Nurseries, Inc. Mr. Danziger was previously of counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is a general partner of Ryan Instruments, L.P.

         Jack M. Gallagher, 63, was elected to the Board of Directors in October 1987. He has been Director of Special Projects since January 1, 1999 and from April 1995 to February 1998. Mr. Gallagher was interim President and Chief Executive Officer from February 1998 through December 1998 and President and Chief Executive Officer from October 1987 through March 1995. Prior to joining the Company, Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Firestone Tire & Rubber Co., where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

         Robert G. Gross, 42, was elected to the Board of Directors in February 1999. He has been President and Chief Executive Officer since January 1, 1999. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994; Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991.

         Peter J. Solomon, Chairman of the Board, 61, was elected to the Board of Directors in July 1984. He has been Chairman of the Board of Directors of Peter J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of General Cigar Holdings, Inc., Office Depot, Inc., Phillips-Van Heusen Corporation and Baker, Fentress & Company.

                               EXECUTIVE OFFICERS

        The name and business experience of each of the executive officers of the Company, as of June 1, 2000, is set forth below to the extent not provided above:

         Catherine D'Amico, 44, has been Senior Vice President - Finance, Chief Financial Officer and Treasurer since August 1993. Ms. D'Amico, a certified public accountant, was previously a Senior Audit Manager with Price Waterhouse LLP in Rochester, New York and was affiliated with such firm from 1978 to 1993.

         Thomas J. Budreau, 43, has been Divisional Vice President - Eastern Operations since December 1998. From October 1995 to November 1998, Mr. Budreau was Vice President - Eastern Operations. Prior to joining the Company, Mr. Budreau was the National Auto Express Service Manager for Montgomery Ward & Co., Incorporated ("Montgomery Ward") from March 1994 to October 1995. From November 1990 to March 1994, Mr. Budreau was a Regional Auto Express Manager and from March 1988 to November 1990, a District Manager for Montgomery Ward. From 1975 to March 1988, Mr. Budreau held various other management positions with Montgomery Ward.

         Christopher R. Hoornbeck, 49, has been Divisional Vice President - Western Operations since December 1998. From October 1996 to November 1998, Mr. Hoornbeck was a Zone Manager and has worked for Monro in various other capacities since 1973.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of June 1, 2000 by (i) each person or entity known to the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) each Class 1 director, each of whom is nominated for re-election, (iii) each continuing Class 2 director, (iv) the executive officers named in the Summary Compensation Table and (v) all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.


                                                          COMMON STOCK                                              PERCENT OF
                                                          BENEFICIALLY                    OPTION SHARES                CLASS
         5% SHAREHOLDERS, DIRECTORS AND                       OWNED                        EXERCISABLE               INCLUDING
               EXECUTIVE OFFICERS                       EXCLUDING OPTIONS                WITHIN 60 DAYS               OPTIONS
               ------------------                       -----------------                --------------               -------
Peter J. Solomon
     767 Fifth Avenue
     New York, NY  10153                                      1,440,676  (1)                    18,234  (9)            16.8
FMR Corp.
     82 Devonshire Street
     Boston, MA  02109                                          744,000  (2)                                            9.1
Paradigm Capital Management, Inc.
     9 Elk Street
     Albany, NY  12207                                          685,763  (3)                                            8.4
Donald Glickman
     450 Park Avenue
     New York, NY  10022                                        589,049  (4)                    18,234  (9)             7.4
Wellington Management Company, LLP
     75 State Street
     Boston, MA  02109                                          545,100  (5)                                            6.6
Dimensional Fund Advisors
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401                                    468,874  (6)                                            5.7
Robert W. August                                                351,871  (7)                     5,250                  4.4
Jack M. Gallagher                                               112,671  (8)                   136,407                  3.0
Charles J. August                                               219,949  (7)                    18,234  (9)             2.9
Robert G. Gross                                                 109,000                         62,652                  2.1
Burton S. August                                                 85,349  (7)                    18,234  (9)             1.3
Christopher R. Hoornbeck                                         26,006                          9,082                   *
Frederick M. Danziger                                            13,226                         18,234  (9)              *
Catherine D'Amico                                                 1,514                         23,687                   *
W. Gary Wood                                                      4,432                         18,234  (9)              *
Lionel B. Spiro                                                   4,149                         18,234  (9)              *
Thomas J. Budreau                                                     0                          6,542                   *
All directors and executive officers
    as a group (13 persons)                                   2,849,688                        371,258                 35.7    (10)
---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 450,466 shares of Common Stock. Also includes 878,845 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust. Peter J. Solomon is a principal shareholder and a Class 2 director.

(2) Beneficial ownership reported as of December 31, 1999, according to a statement on Schedule 13G, dated February 14, 2000, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.
(3) Beneficial ownership reported as of December 31, 1999, according to a statement on Schedule 13G, dated February 7, 2000, of Paradigm Capital Management, Inc., a registered investment adviser.
(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares. Donald Glickman is a principal shareholder and a Class 1 director.
(5) Beneficial ownership reported as of December 31, 1999, according to a statement on Schedule 13G, dated February 9, 2000, of Wellington Management Company, LLP, a registered investment adviser.
(6) Beneficial ownership reported as of December 31, 1999, according to a statement on Schedule 13G, dated February 11, 2000, of Dimensional Fund Advisors Inc., a registered investment adviser.
(7) Includes 54,102 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.
(8) Includes 42,750 shares held in trust for the benefit of Mr. Gallagher's children for which Mr. Gallagher is trustee. Mr. Gallagher disclaims beneficial ownership of such shares held in trust.
(9)      Options granted pursuant to the Non-Employee Directors' Stock Option
         Plan.
(10) Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 21.4% of Common Stock deemed outstanding on June 1, 2000.

OTHER INFORMATION CONCERNING DIRECTORS

         Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into an employment agreement (the "Agreement") in November 1998 with Robert G. Gross, its President and Chief Executive Officer. The Agreement, which provides for a base salary of $420,000, plus a bonus, subject to the discretion of the Compensation Committee, has a five-year term ending December 1, 2003. The Agreement includes a covenant against competition with the Company for two years after termination. The Agreement provides the executive with a minimum of one year's salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of change in control (as defined therein).

         Jack M. Gallagher entered into an employment agreement with the Company through February 2003, pursuant to which he serves as Director of Special Projects of the Company. In such capacity, Mr. Gallagher is responsible for, among other things, finding, investigating and negotiating with acquisition candidates, and advising and consulting with respect to investor and shareholder relations. As compensation for such services, Mr. Gallagher is paid a salary of $24,000 per year. During the term of the Agreement and for two years after termination, Mr. Gallagher has agreed not to compete in any manner with the business of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held six meetings during fiscal 2000(1). Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 3,039 shares of Common Stock.

         The Board of Directors has created four standing committees: a four-member Governance Committee, a four-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

         The Governance Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 2000, the


-------------------
(1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 2000" are to the Company's fiscal year ended March 31, 2000).

Governance Committee held no meetings. Its members are Robert W. August, Donald Glickman, Robert G. Gross and Peter J. Solomon.

         The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 2000. It consists of four members: Frederick M. Danziger, Lionel B. Spiro and W. Gary Wood, each of whom is an independent director, and Donald Glickman who is not independent. Donald Glickman receives payments from Peter J. Solomon Company Limited, a firm with which the Company has a management agreement. (See "Compensation Committee Interlocks and Insider Participation".)

         The Audit Committee has adopted a written charter.

         The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held two meetings in fiscal 2000. Its members are Donald Glickman, Robert G. Gross, Peter J. Solomon and Lionel B. Spiro.

         The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 2000, the Stock Option Committee met one time. Its members are Charles J. August, Jack M. Gallagher, Donald Glickman and Peter J. Solomon.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 2000, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):


                                         SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                       ANNUAL COMPENSATION                   AWARDS
                                             -----------------------------------------       ------
                 NAME AND                    FISCAL YEAR                                                    ALL OTHER
                 PRINCIPAL                      ENDED           SALARY        BONUS          OPTIONS        COMPENSATION (1)
                  POSITION                    MARCH 31,          ($)           ($)             (#)                ($)
                  --------                    ---------          ---           ---             ---                ---

Robert G. Gross                                  2000            420,000            0                 0        158,985
President and                                    1999            112,500      150,000           425,000
Chief Executive Officer (2)

Robert W. August                                 2000            150,400            0                 0
Senior Vice President -                          1999            150,400            0            10,500            538
Store Support, and Secretary                     1998            146,900            0                 0          2,642

Catherine D'Amico                                2000            130,000            0            20,000
Senior Vice President -                          1999            130,000            0            10,500            551
Finance, and Chief Financial Officer             1998            113,865       25,000                 0          2,464

Thomas J. Budreau                                2000            110,404            0                 0         53,760
Divisional Vice President -                      1999             97,068            0             5,000          8,980
Eastern Operations                               1998             90,400            0                 0          1,815

Christopher R. Hoornbeck                         2000            110,404            0                 0         38,754
Divisional Vice President -                      1999             97,068            0             6,050            842
Western Operations                               1998             90,400            0                 0          7,092
------------

(1) For most officers, All Other Compensation represents the Company's contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers. Information relating to fiscal 2000 profit sharing contributions is not yet available.

         For Mr. Gross, All Other Compensation for fiscal 2000 includes $104,595 forgiveness of principal due on the loan described in "Compensation Committee Interlocks and Insider Participation"; and reimbursement of $54,390 for relocation expenses.

         For Messrs. Budreau and Hoornbeck, All Other Compensation for fiscal 2000 represents reimbursement for relocation expenses.

         For Mr. Budreau, All Other Compensation for fiscal 1999 includes $8,638 for relocation expenses.

         For Mr. Hoornbeck, All Other Compensation for fiscal 1999 and 1998 includes $500 and $5,599 for sales contests, respectively.
(2)      Mr. Gross joined the Company in December 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth, for the Company's fiscal year ended March 31, 2000, information concerning the granting of options to the Named
Officers:


                                                         INDIVIDUAL GRANTS
                             -----------------------------------------------------------------

                                                   % OF TOTAL                                         POTENTIAL REALIZABLE
                                                    OPTIONS          EXERCISE                         VALUE ASSUMING RATES
                             OPTIONS               GRANTED IN          PRICE        EXPIRATION           OF STOCK PRICE
         NAME                (#) (2)            FISCAL YEAR (3)       ($/SH)           DATE             APPRECIATION OF
         ----                -------            ---------------       ------           ----             ---------------
                                                                                                     5% (1) $         10% (1) $
                                                                                                     --------         ---------
Robert G. Gross                    0                   -                 -               -              -                 -
Robert W. August                   0                   -                 -               -              -                 -
Catherine D'Amico             20,000                66.67             8.50            12/22/09        106,912           270,936
Thomas J. Budreau                  0                   -                 -               -              -                 -
Christopher R. Hoornbeck           0                   -                 -               -              -                 -

-----------------

(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' term. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.
(2) Options granted in fiscal 2000 under the Company's 1989 Employees' Incentive Stock Option Plan. Subject to certain conditions, 25% of such options become exercisable each year beginning one year after the date of grant.
(3) Based on a total of 30,000 options granted to 18 employees of the Company in fiscal 2000.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth, for the Company's fiscal year ended March 31, 2000, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:


                                NUMBER OF                                                                 TOTAL VALUE OF
                                 SHARES                               TOTAL NUMBER               UNEXERCISED, IN-THE-MONEY OPTIONS
                               ACQUIRED ON                       OF UNEXERCISED OPTIONS                       HELD AT
                                EXERCISE        VALUE                    HELD AT                          MARCH 31, 2000
                                               REALIZED              MARCH 31, 2000
NAME                               (#)           ($)                       (#)                                  ($)
----                               ---           ---                            ---                              ---
                                                           EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
                                                           -----------       -------------       -----------      -------------
Robert G. Gross                     0             0             62,652             362,348           31,483            182,080
Robert W. August                    0             0              2,625               7,875                0                  0
Catherine D'Amico                   0             0             21,062              31,468                0                  0
Thomas J. Budreau                   0             0              5,881               6,010                0                  0
Christopher R. Hoornbeck            0             0              8,820               4,768                0                  0
---------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

        Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, Company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

        The Chief Executive Officer's fiscal 2000 compensation consisted of a salary of $420,000 in accordance with his employment agreement (see also "Employment Agreements and Change-in-Control Arrangements"), and other benefits extended to all full-time employees. Mr. Gross did not receive a bonus for fiscal 2000 because the Company did not attain the minimum required percentage of targeted profit performance set by the Compensation Committee. In fiscal 1999, in connection with his joining the Company, Mr. Gross received a $150,000 signing bonus. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

        The salaries of other executive officers are set at amounts the Company believes to be comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets. Executive officers did not receive profit-based bonuses for fiscal 2000, 1999 and 1998 because the Company did not attain the minimum required percentage of targeted profit performance. However, Robert G. Gross received a signing bonus upon joining the Company in fiscal 1999 and Catherine D'Amico was awarded a bonus in fiscal 1998 in connection with her performance in the negotiation of the acquisition of the Speedy Muffler stores in the United States (the "Speedy Stores") from Speedy Muffler King, Inc.

        All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed primarily of non-management directors. Under the stock option plans, 616,258 shares are currently available for grants to employees. During fiscal 2000, the Stock Option Committee granted options, including 20,000 to Catherine D'Amico, Senior Vice President - Finance, and Chief Financial Officer in recognition of her new and expanded management responsibilities. Options exercisable for an aggregate of 21,273 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors' Stock Option Plan approved by shareholders in August 1995 and amended in fiscal 1998 and 2000.

        The executive officers participate in the Company's qualified, profit sharing/401(k) and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 2000 did not exceed $50,000 or ten percent of his or her cash compensation.

         The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 2000 will be deductible by the Company under such tax laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In December 1998, the Company loaned $523,000 to Robert G. Gross, its President and Chief Executive Officer, to purchase 75,000 shares of the Company's common stock at the then fair market value. This loan, which bears an interest rate of 5.50% per annum, matures on December 1, 2003, and requires five equal annual installments of principal beginning on the first anniversary of the loan. If the Executive is employed with the Company when a principal payment is due, that installment will be forgiven by the Company. All interest is due on the fifth anniversary of the loan, and shall also be forgiven if the Executive is employed with the Company at that time. The loan is secured by the common stock.

         The members of the Compensation Committee are Donald Glickman, Robert
G. Gross, Peter J. Solomon and Lionel B. Spiro.

        In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. The firm provided financial advisory services to the Company in connection with the acquisition of and financing for the Speedy Stores for fees of approximately $1 million in fiscal 1999. No additional fees were paid in fiscal 1998 or 2000. Peter J. Solomon, Chairman of the Board and principal shareholder of the Company, is Chairman of PJSC. Of the fees paid by the Company to PJSC, approximately half were paid to Donald Glickman by PJSC for consulting services.

PERFORMANCE GRAPH

        Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the sixty month period from March 31, 1995 to March 31, 2000 (March 31, 1995 = 100):

Monro Muffler Brake Inc (MNRO)

                                              CUMULATIVE TOTAL RETURN

                                       ---------------------------------------
                                         3/95   3/96  3/97  3/98   3/99  3/00

MONRO MUFFLER BRAKE, INC.                100    91     99   104    47     55
S & P INDUSTRIALS                        100   130    155   227   278    340
S & P RETAIL (SPECIALTY)                 100   107    113   127   112     73

PENSION PLAN

The Company sponsors a noncontributory retirement plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Pension Plan"). As of September 30, 1999, participants ceased to accrue benefits under the Pension Plan and no employees will become plan participants after this date. Compensation and services after this date are not taken into consideration in determining benefits under the Pension Plan. Prior to September 30, 1999, each employee who attained age 21 became a participant on the April 1 or October 1 following the date the employee completed one year of service. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service.

         Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $3,500 or less.

         The following table shows the estimated annual benefits payable to participants under the Pension Plan upon retirement at age 65. The table does not show the reduction for Social Security benefits (see formula below).


                                                              PENSION PLAN TABLE

Average Compensation                                       Number of Years of Service
--------------------           ------------------------------------------------------------------------------------
                                      5               10               15               20               25
                                      -               --               --               --               --
        $100,000                    $22,500          $45,000          $45,000          $45,000          $45,000
          80,000                     18,000           36,000           36,000           36,000           36,000

         For the purpose of determining amounts payable under the Pension Plan for each of the named executives, compensation includes the average of ten years
(i) base salary (including the amount of any reductions in the executive's otherwise payable compensation attributable to any "cafeteria plan") plus (ii) cash bonuses. For the last three years, the base salaries and bonuses of each named executive are shown in the Summary Compensation Table. Compensation does not include stock options ("Long Term Compensation" column) or the Company's contributions to the Profit Sharing Plan ("All Other Compensation" column) shown in the Summary Compensation Table. Compensation is limited to $100,000 for determining amounts payable under the Pension Plan.

         The following are the years of credited service as of March 31, 2000 (rounded to the nearest year) under the Pension Plan for each of the named executives: Robert G. Gross - 0 years; Robert W. August - 26 years; Catherine D'Amico - 7 years; Thomas J. Budreau - 5 years; and Christopher R. Hoornbeck - 27 years.

         The basic benefit under the Pension Plan is a straight life annuity. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to September 30, 1999, less (ii) 45% of the monthly primary Social Security benefit payable to the participant at retirement. The amount of the benefit is also reduced for short service participants and participants terminating employment prior to retirement.

PROFIT SHARING PLAN

        The Company sponsors a profit sharing plan with a 401(k) feature (the "Profit Sharing Plan"). The Profit Sharing Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

        Each employee who has attained age 21 becomes a participant as of the first day of the month following completion of three months of service. Participants may elect to reduce their compensation by up to the lesser of 15% of their annual compensation or the statutorily prescribed annual limit ($10,500 in 2000) and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company's stock.

        The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. The Board approves matching contributions quarterly. A discretionary Company profit sharing contribution may also be made on an annual basis.

                              CERTAIN TRANSACTIONS

AFFILIATE LEASES

        The Company leases 41 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August, have interests. In fiscal 2000, the Company paid or accrued $1,713,000 as rent for these stores. As of June 1, 2000, most of these properties were subject to mortgages or notes under which such persons or entities were obligated. Charles J. August, Burton S. August and Robert W. August are directors of the Company.

        The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

         (See also "Compensation Committee Interlocks and Insider
Participation").


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              APPROVAL OF AUDITORS

        Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed PricewaterhouseCoopers LLP as independent auditors to audit the books and accounts of the Company for fiscal 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

         THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended to be presented at the annual meeting to be held in 2001 must be received by the Company by March 2, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                             ADDITIONAL INFORMATION

        THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000, AS FILED WITH THE SEC, WITHOUT CHARGE, EXCEPT THAT COPIES OF ANY EXHIBIT TO SUCH REPORT WILL BE FURNISHED UPON PAYMENT BY SUCH SHAREHOLDER OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. WRITTEN REQUESTS MAY BE DIRECTED TO THE COMPANY, 200 HOLLEDER PARKWAY, ROCHESTER, NEW YORK 14615,
ATTENTION: SECRETARY.

                                            By Order of the Board of Directors

                                            /s/ Robert W. August
                                            --------------------
                                            Robert W. August
                                            Secretary

Rochester, New York
July 3, 2000

________________________________________________________________________________

                           MONRO MUFFLER BRAKE, INC.

              Proxy Solicited on Behalf of the Board of Directors
             for the Annual Meeting of Shareholders, August 7, 2000


     The undersigned hereby appoints Robert G. Gross and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at The Hutchison House, 930 East Avenue, Rochester,
New York, 14607, commencing at 10:00 a.m. on August 7, 2000 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                        (To Be Signed on Reverse Side.)
________________________________________________________________________________

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           MONRO MUFFLER BRAKE, INC.

                                 August 7, 2000




                                          Please Detach and Mail in the Envelope Provided
___________________________________________________________________________________________________________________________________

                             _                                                                                        |
   _____                    |                                                                                         |
  |     | PLEASE MARK YOUR                                                                                            |_ _ _
A |  X  | VOTES AS IN THIS
  |_____| EXAMPLE.

                                   WITHHOLD
                      FOR        authority for
                 all nominees    all nominees                                                             FOR      AGAINST   ABSTAIN

1. To elect          _____           _____        NOMINEES: Burton S. August  2. Ratification of the      _____     _____     _____
   five Class 1     |     |         |     |                 Robert W. August     re-appointment of       |     |   |     |   |     |
   directors to     |     |         |     |                 Donald Glickman      PricewaterhouseCoopers  |     |   |     |   |     |
   the Board of     |_____|         |_____|                 Lionel B. Spiro      LLP as the independent  |_____|   |_____|   |_____|
   Directors to serve a two-year term, and until            W. Gary Wood         auditors of the Company
   their successors are duly elected and qualified                               for the fiscal year
   at the 2002 annual meeting of shareholders.                                   ending March 31, 2001.

(INSTRUCTIONS: To withhold authority to vote for any                          3. Considering such other business as may properly be
individual nominee, write the person's name below.)                              brought before the meeting or any adjournment or
                                                                                 postponement thereof.
____________________________________________________
                                                                                                                              _____
                                                                                                             Mark here for   |     |
                                                                                                         change of address   |     |
                                                                                                         and note at left.   |_____|

                                                                                                   _____                      _____
                                                                                       I will not |     |             I will |     |
                                                                                           attend |     |             attend |     |
                                                                                          meeting |_____|            meeting |_____|




SIGNATURE ______________________________________ DATE _______________   ______________________________________  DATE _______________
                                                                          SIGNATURE, IF SHARES HELD JOINTLY

INSTRUCTION: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

___________________________________________________________________________________________________________________________________